EXHIBIT 99.1

Meridian Resource Announces First Quarter 2008 Financial Results

HOUSTON, May 9, 2008 (PRIME NEWSWIRE) -- The Meridian Resource Corporation (NYSE:TMR) today announced its first quarter 2008 financial and operational results. A summary of the quarter's results are:

 * Net Income totaled $3.6 million, or $0.04 per share, up
   $1.9 million from Q1-07 and $1.6 million sequentially

 * Discretionary Cash Flow totaled $25.2 million

 * Production totaled 3.7 Bcfe, or 41 Mmcfe per day

 * Revenues totaled $38.5 million

 * Lease Operating Expense totaled $6.1 million

 * Depletion and Depreciation totaled $17.7 million

 * General & Administrative Expense totaled $4.1 million

Production

Production volumes for the first quarter of 2008 totaled 3.7 billion cubic feet of gas equivalent ("Bcfe"), or an average of 41.0 million cubic feet of natural gas equivalent per day ("Mmcfe/d") compared to 5.3 Bcfe or 58.4 Mmcfe per day for the first quarter of 2007. The variance in production volumes between the two periods is due to natural production declines, offset in part by new discoveries brought online since the first quarter of 2007. New discoveries affecting production between the periods include those in East Texas, Weeks Island, Ramos and Turtle Bayou.

Oil and Gas Revenues

Oil and gas revenues for the first quarter of 2008 totaled $38.4 million, compared to oil and gas revenues of $40.1 million for the first quarter of 2007. The variance between the two periods for oil and gas revenues is due primarily to the reduced level of production referenced above, partially offset by increases in realized commodity prices. Natural gas prices increased between the periods from $7.34 per Mcf in the first quarter of 2007 to $8.55 per Mcf for the same period in 2008. Crude oil prices increased from $50.30 per barrel in the first quarter of 2007 to $86.91 per barrel in the same period in 2008. Sequentially, oil and gas revenues are up compared to $37.1 million in the fourth quarter of 2007, due primarily to an increase in both oil and natural gas prices.

Lease Operating Expenses

Lease operating expenses for the first quarter of 2008 were $6.1 million, down by $1.7 million or 22%, compared to $7.8 million for the first quarter of 2007. The difference in lease operating expenses between the two periods was primarily a result of decreased insurance, workover and field labor cost. Sequentially, lease operating expenses were down from the fourth quarter 2007 at $6.6 million.

Depletion and Depreciation

Depletion and depreciation for the first quarter of 2008 was $17.7 million down $3.3 million, or 16% compared to $21.0 million for the first quarter of 2007. On a per Mcfe basis, depletion and depreciation for the first quarter was $4.76 per Mcfe compared to $4.00 per Mcfe for the first quarter of 2007. The difference between the two periods is due primarily to lower production between the quarters, increased capital cost and net reduced reserves. Sequentially, depreciation and depletion expense was down by $1.2 million compared with the fourth quarter of 2007.

General and Administrative Expenses

General and administrative expenses for the first quarter of 2008 were $4.1 million compared to $3.9 million for the first quarter of 2007. The slight increase in general and administrative expenses between the periods was primarily due to legal fees and consulting services. Sequentially, general and administrative expenses were down slightly compared to the fourth quarter of 2007 at $4.4 million.

Net Income

Net income to common shareholders for the first quarter of 2008 was $3.6 million or $0.04 per diluted common share, up $1.9 million compared to a net income of $1.7 million, or $0.02 per share for the first quarter of 2007. The variance between the two periods is due primarily to improved commodity prices, lower lease operating expenses and depletion and depreciation, offset by reduced production. Sequentially, net income was up by $1.6 million compared to $2.0 million for the fourth quarter of 2007.

Discretionary Cash Flow

Discretionary cash flow for the first quarter of 2008 was $25.2 million, compared to $25.1 million for the first quarter of 2007. The difference in discretionary cash flow between the periods is due mostly to higher average price realizations, offset in part by lower production. Sequentially, discretionary cash flow is up compared to $23.2 million for the fourth quarter of 2007.

Hedging Update

The Company recently entered into several new contracts to hedge an additional portion of its expected oil and gas production. The additional natural gas hedge contracts were completed in the form of costless collars for production volumes between January 2009 and December 2009, and ranged between a floor price of $8.00 and a ceiling price of $13.35. The additional crude oil hedge contracts were also completed in the form of costless collars between January 2009 and December 2009, and ranged between a floor price of $85.00 and a ceiling price of $128.50. This provides the Company with an average floor price of $7.45 for gas and $72.30 for oil. Costless collars provide the Company with a lower limit "floor" price and an upper limit "ceiling" price on the hedged volumes. The floor price represents the lowest price the Company will receive for the hedged volumes while the ceiling price represents the highest price the Company will receive for the hedged volumes. The costless collars are settled monthly based on the NYMEX futures contract during each respective month. A schedule showing the Company's complete hedging position is located below, as well as on its website www.tmrc.com.

Board Election

On April 29, 2008, Meridian's Board of Directors enacted changes to its Bylaws that requires the positions of Chairman of the Board and Chief Executive Officer to be held by two different persons. Mr. Paul Ching, who joined the board in January, was elected to serve as non-executive Chairman of the Board, and Mr. Joseph Reeves, Jr. will continue to serve as the Company's Chief Executive Officer and retain his seat on the Board.

Conference Call Information

Meridian invites you to listen to its conference call which will discuss the Company's financial and operational results on Friday, May 9, 2008 at 11:00 a.m. central time. To participate in this conference call, dial 888-679-8040 (U.S./Canada) or 617-213-4851 (International) five to ten minutes before the scheduled start time and reference Conference ID #80934318. The conference call will be webcast and can be accessed on the Company's website at www.tmrc.com. Additionally, a replay of the conference call will be available for one week following the live broadcast by dialing 888-286-8010 (U.S./Canada) or 617-801-6888 (International) and referencing Conference ID #17029487.

Non-GAAP Financial Measure

In this press release, we refer to a non-GAAP financial measure we call "discretionary cash flow." As used herein, discretionary cash flow represents net income plus depletion and depreciation, deferred taxes and other non-cash items included in the Consolidated Statements of Operations prepared in accordance with GAAP. Management believes this measure is a financial indicator of our Company's ability to internally fund capital expenditures and service outstanding debt. Management also believes this non-GAAP financial measure of cash flow is useful information to investors because it is widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. Discretionary cash flow should not be considered an alternative to net cash provided by operating activities or net income, as defined by GAAP.

The Meridian Resource Corporation is an independent oil and natural gas company engaged in the exploration, exploitation, acquisition and development of oil and natural gas in Louisiana, Texas, Oklahoma, Kentucky and the Gulf of Mexico. Meridian has access to an extensive inventory of seismic data and, among independent producers, is a leader in using 3-D seismic and other technologies to analyze prospects, define risk, target and complete high-potential wells for exploration and development. Meridian is headquartered in Houston, Texas, and has a field office in Weeks Island, Louisiana. Meridian stock is traded on the New York Stock Exchange under the symbol "TMR".

Safe Harbor Statement and Disclaimer

Statements identified by the words "expects," "projects," "plans," and certain of the other foregoing statements may be deemed "forward-looking statements." Although Meridian believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this press release. These include risks inherent in the drilling of oil and natural gas wells, including risks of fire, explosion, blowout, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks inherent in oil and natural gas drilling and production activities, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks with respect to oil and natural gas prices, a material decline in which could cause the Company to delay or suspend planned drilling operations or reduce production levels; and risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and gas prices. These and other risks are described in the Company's documents and reports, available from the U.S. Securities and Exchange Commission, including the report filed on Form 10-K for the year ended December 31, 2007.

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         THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
                       SUMMARY OPERATIONS DATA
     (In thousands, except prices and per share data, Unaudited)

                                                     Q1-08      Q1-07
                                                    ------------------
                                                    Three Months Ended
                                                    ------------------
                                                    Mar 31,    Mar 31,
                                                      2008       2007
                                                    -------    -------
 Production:
 Oil (Mbbl)                                             184        249
 Natural Gas (Mmcf)                                   2,626      3,764
 Mmcfe                                                3,731      5,257
 Mmcfe (Daily Rate)                                    41.0       58.4

 Average Prices:
 Oil (per Bbl)                                       $86.91     $50.30
 Natural Gas (per Mcf)                                 8.55       7.34
   Per Mcfe                                           10.31       7.64

 Oil and Natural Gas Revenues                       $38,448    $40,143
 Lease Operating Expenses                             6,070      7,767
   Per Mcfe                                            1.63       1.48
 Depletion and depreciation                          17,742     21,003
   Per Mcfe                                            4.76       4.00
 Severance and Ad Valorem Taxes                       2,578      2,844
   Per Mcfe                                            0.69       0.54
 General and Administrative Expense                   4,075      3,895
   Per Mcfe                                            1.09       0.74
 Interest Expense                                     1,151      1,539
   Per Mcfe                                            0.31       0.29

 Discretionary Cash Flow(1)                         $25,227    $25,139
   Per Mcfe                                            6.76       4.78

 Net Earnings Applicable to Common
  Stockholders                                       $3,563     $1,668

 Per Common Share (Basic)                             $0.04      $0.02
 Per Common Share (Diluted)                           $0.04      $0.02

 (1) See accompanying table for a reconciliation of discretionary cash flow to net cash provided by operating activities as defined by
     GAAP.

         THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS
             (In thousands, except per share, Unaudited)

                                                     Q1-08      Q1-07
                                                    ------------------
                                                    Three Months Ended
                                                    ------------------
                                                    Mar 31,    Mar 31,
                                                      2008       2007
                                                    -------    -------
 Revenues:
 Oil and natural gas                                $38,448    $40,143
 Interest and other                                      93        436
                                                    -------    -------
 Total revenues                                      38,541     40,579
                                                    -------    -------

 Operating costs and expenses:
 Oil and natural gas operating                        6,070      7,767
 Severance and ad valorem taxes                       2,578      2,844
 Depletion and depreciation                          17,742     21,003
 General and administrative                           4,075      3,895
 Accretion expense                                      567        553
                                                    -------    -------
 Total operating costs and expenses                  31,032     36,062
                                                    -------    -------

 Earnings before interest and income taxes            7,509      4,517

 Other expenses:
 Interest expense                                     1,151      1,539
 Taxes on income:
   Current                                              107        138
   Deferred                                           2,688      1,172
                                                    -------    -------
 Net Earnings applicable to common stockholders      $3,563     $1,668
                                                    =======    =======

 Net Earnings per share:
 - Basic                                              $0.04      $0.02
                                                    =======    =======
 - Diluted                                            $0.04      $0.02
                                                    =======    =======

 Weighted average common shares outstanding:
 - Basic                                             89,356     89,253
 - Diluted                                           95,302     94,678

         THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                           Mar 31, 2008  Dec. 31, 2007
                                          -------------  -------------
 ASSETS                                    (unaudited)
 ------

 Cash and cash equivalents                     $9,418        $13,556
 Other current assets                          27,036         29,609
                                          -------------  -------------
   Total current assets                        36,454         43,165
                                          -------------  -------------

 Property, equipment and other assets         448,112        440,610
                                          -------------  -------------
   Total assets                              $484,566       $483,775
                                          =============  =============

 LIABILITIES AND STOCKHOLDERS' EQUITY
 ------------------------------------

 Current liabilities                          $43,484        $54,128

 Long-term debt, net of current maturities     85,000         75,000

 Other liabilities                             30,178         29,217

 Common stockholders' equity                  325,904        325,430
                                          -------------  -------------
   Total liabilities and stockholders'
    equity                                   $484,566       $483,775
                                          =============  =============

         THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
       SUPPLEMENTAL DISCLOSURE OF NON-GAAP FINANCIAL MEASURES
                      (In thousands, Unaudited)

                                                     ------------------
                                                     Three Months Ended
                                                     ------------------
                                                      Mar 31,   Mar 31,
                                                       2008      2007
                                                     ------------------
 Reconciliation of Discretionary Cash Flow to Net
  Cash Provided By Operating Activities:

 Discretionary Cash Flow                              $25,227  $25,139
 Adjustments to reconcile discretionary cash flow
  to net cash provided by operating activities:
   Net changes in working capital                      (2,461)  (2,985)
                                                     ------------------
 Net Cash Provided By Operating Activities            $22,766  $22,154
                                                     ==================

                  THE MERIDIAN RESOURCE CORPORATION
                       Summary of Natural Gas
                                 and
                      Crude Oil Hedge Positions

                    Natural Gas Costless Collars
                    ----------------------------

                      Contracted            Floor             Ceiling
   Contract             Volume              Price              Price
    Period           (Mmbtu/Qtr)          ($/Mmbtu)          ($/Mmbtu)
   --------          -----------          ---------          ---------
   Q1 - '08           1,560,000             $7.29              $11.31
   Q2 - '08           1,410,000             $7.32              $11.27
   Q3 - '08           1,230,000             $7.32              $11.23
   Q4 - '08           1,070,000             $7.32              $11.16
   Q1 - '09             790,000             $7.77              $11.07
   Q2 - '09             650,000             $7.75              $10.99
   Q3 - '09             570,000             $7.75              $11.02
   Q4 - '09             520,000             $7.76              $11.02

                     Crude Oil Costless Collars
                     --------------------------

                      Contracted            Floor             Ceiling
   Contract             Volume              Price              Price
    Period            (Bbls/Qtr)           ($/Bbl)            ($/Bbl)
   --------          -----------          ---------          ---------
   Q1 - '08              70,000            $66.50              $89.97
   Q2 - '08              77,000            $71.17              $95.25
   Q3 - '08              64,000            $69.53              $93.84
   Q4 - '08              52,000            $67.88              $92.03
   Q1 - '09              36,000            $80.42             $115.38
   Q2 - '09              31,000            $80.16             $114.96
   Q3 - '09              26,000            $79.81             $114.38
   Q4 - '09              22,000            $80.00             $114.99

CONTACT:  The Meridian Resource Corporation
          Lance L. Weaver
          (281) 597-7125
          lweaver@tmrx.com
          www.tmrc.com